                                                                             Exhibit 10
TENTH AMENDMENT TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Tenth Amendment”) is made as of this 11th day of May, 2010, by and among BANK OF AMERICA, N.A., a national banking association (“Bank of America”) with an office at 135 South LaSalle Street, 4th Floor, Chicago, Illinois 60603, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Bank of America, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the LENDERS and MFRI, INC., a Delaware corporation (“MFRI”), MIDWESCO FILTER RESOURCES, INC., a Delaware corporation (“Midwesco”), PERMA-PIPE, INC., a Delaware corporation (“Perma-Pipe”), THERMAL CARE, INC., a Delaware corporation (“Thermal Care”), TDC FILTER MANUFACTURING, INC., a Delaware corporation (“TDC”), MIDWESCO MECHANICAL AND ENERGY, INC., a Delaware corporation (“Mechanical”) and FREEZONE HOLDINGS LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Freezone”) and PERMA-PIPE CANADA, INC., a Delaware corporation (“Perma-Pipe Canada”).  Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.  Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.  MFRI, Midwesco, Perma-Pipe, Thermal Care, TDC, Mechanical, Freezone and Perma-Pipe Canada are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”.

WHEREAS, Borrowers (other than Mechanical, Freezone and Perma-Pipe Canada), Agent, and the Lender signatories thereto hereto entered into that certain Amended and Restated Loan and Security Agreement dated December 15, 2006, as amended by that First Amendment to Amended and Restated Loan and Security Agreement dated February 28, 2007 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated August 28, 2007 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated December 13, 2007 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated April 17, 2008 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated September 7, 2008 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated January 12, 2009 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lenders, by that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated August 5, 2009 by and among Borrowers (other than Freezone and Perma-Pipe Canada), Agent and Lender, by that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 9, 2009 by and among Borrowers, Agent and Lenders and by that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated April 13, 2010 by and among Borrowers, Agent and Lender (said Amended and Restated Loan and Security Agreement, as amended from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Agent and Lenders desire to amend the Loan Agreement as provided herein, including, without limitation, to add Freezone and Perma-Pipe Canada as an additional Borrower;

NOW, THEREFORE, in consideration of the following terms and conditions, the parties agreed as follows:

1. Definitions.  Except as otherwise specifically provided for herein, all capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

2. Amended and Additional Definitions.  The definition of “Permitted Purchase Money Indebtedness” is hereby deleted from the Loan Agreement and the following is inserted in its stead.  The following definition of “2010 Equipment Loan and Lease Agreement” is hereby inserted into Appendix A to the Loan Agreement.

“Permitted Purchase Money Indebtedness – (x) Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and their Subsidiaries at the time outstanding, does not exceed $1,500,000, (y) Purchase Money Indebtedness of Borrowers in an aggregate amount not to exceed $6,000,000 incurred after December 1, 2007 in connection with the acquisition and immediate improvements by TDC of a new facility in suburban Chicago which Purchase Money Indebtedness shall be secured by a Purchase Money Lien on such facility and the fixed assets located thereon so long as the other terms and conditions of such Purchase Money Indebtedness are acceptable to Agent in its reasonable discretion and (z) Purchase Money Indebtedness or other Indebtedness incurred pursuant to that certain master lease agreement and/or loan agreement (“2010 Equipment Loan and Lease Agreement”) dated on or about May 11, 2011, a copy of which, in substantial final form, has been delivered to Agent, by and between all or any Borrower and Banc of America Leasing & Capital, LLC (or its successor-in-interest); provided that the aggregate amount of Borrowers’ Indebtedness under such 2010 Equipment Loan and Lease Agreement does not exceed $3,000,000 (plus actual or imputed interest), that the term of such 2010 Equipment Loan and Lease Agreement is forty-eight (48) months or more and that such 2010 Equipment Loan and Lease Agreement is otherwise in form and substance reasonably acceptable to Agent.

*      *      *

2010 Equipment Loan and Lease Agreement – as defined in clause (z) of the definition of Permitted Purchase Money Indebtedness.”

3. Release of Equipment.  Immediately prior to or simultaneous with the effectiveness of the 2010 Equipment Loan and Lease Agreement and the first $1,000,000 advance to be made thereunder, Agent agrees to release its Lien on the Equipment more particularly described in Schedule 1 attached to this Tenth Amendment and to file such UCC-3 termination statements as are necessary or appropriate to reflect such release.  In order to induce Agent and Lenders to agree to such Lien release, Borrowers acknowledge that Agent, at Borrowers’ expense, will obtain a new appraisal of Borrowers’ Equipment that remains subject to Agent’s Lien, which appraisal shall be in form and substance reasonably acceptable to Agent.  In the event that such new appraisal evidences that the net orderly liquidation value of such Equipment has deteriorated from that stated in the most recent prior appraisal, then Borrowers acknowledge that Agent may implement reserves pursuant to such Section 1.1.1 of the Loan Agreement to reflect such reduced value.

4. Term of Agreement.  Section 4.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“SECTION 4.  TERM AND TERMINATION

“4.1           Term of Agreement.  Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period through and including November 30, 2013 (the “Term”), unless terminated as provided in Section 4.2 hereof.”

5. Total Indebtedness.  Subsection 8.2.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.3           Total Indebtedness.  Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

(i)           Obligations owing to Agent and Lenders;

(ii)           Indebtedness of any Subsidiary of Borrower to Borrower;

(iii)           accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 60 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

(iv)           Obligations to pay Rentals permitted by Section 8.2.13;

(v)           Permitted Purchase Money Indebtedness;

(vi)           contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(vii)           Capital Lease Obligations to the extent permitted by Section 8.2.8 in an aggregate principal amount of not more than $750,000;

(viii)           Indebtedness in respect to deferred taxes;

(ix)           Indebtedness relating to compensation owed to Borrower’s employees for services rendered in the ordinary course of business;

(x)           all unfunded pension and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law;

(xi)           insurance reserves created in the ordinary course of business;

(xii)           Indebtedness incurred in connection with loans on the cash surrender value of key-man life insurance policies so long as the principal amount of such Indebtedness does not exceed $2,000,000, the per annum interest rate payable with respect to such Indebtedness does not exceed 4.25% and such Indebtedness does not require any principal amortization on or prior to December 31, 2013; and

(xiii)           Indebtedness not included in paragraphs (i) through (xiii) above which does not exceed at any time, in the aggregate, the sum of $500,000.”

6. Liens.  Subsection 8.2.5 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.5           Limitation on Liens.  Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

(i)           Liens at any time granted in favor of Agent for its benefit and the ratable benefit of Lenders;

(ii)           Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section 7.1.14 hereto, but only if in Agent’s judgment such Lien does not adversely affect Agent’s rights or the priority of Agent’s Lien in the Collateral;

(iii)           Liens arising in the ordinary course of Borrower’s business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower’s business;

(iv)           Purchase Money Liens securing Permitted Purchase Money Indebtedness;

(v)           Liens securing Indebtedness of one of Borrower’s Subsidiaries to Borrower or another such Subsidiary;

(vi)           Liens securing Capital Lease Obligations to the extent the underlying Capital Lease Obligation is permitted by the terms of this Agreement;

(vii)           such other Liens as appear on Exhibit 8.2.5 hereto;

(viii)           Liens on certain Inventory granted to Prairie State Generating Company LLC and/or Bechtel Power Corporation subject to and to the extent provided in that certain consent letter dated December 8, 2008 from Agent to Borrower, a copy of which is attached to Exhibit 8.2.5;

(xi)           Liens on the cash surrender value of life insurance policies securing Indebtedness permitted under Subsection 8.2.8(xii); and

(x)           such other Liens as Required Lenders may hereafter approve in writing.”

7. Conditions Precedent.  This Tenth Amendment shall become effective upon receipt by Agent of a fully executed copy of this Tenth Amendment.

8. Governing Law.  This Tenth Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.

9. Execution in Counterparts.  This Tenth Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one Agreement.

10. Continuing Effect.  Except as otherwise provided herein, the Loan Agreement remains in full force and effect.

(Signature Page Follows)

CHICAGO/#2067104.4

(Signature Page to Tenth Amendment to

Amended and Restated Loan and Security Agreement)

MFRI, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	VP CFO

MIDWESCO FILTER RESOURCES, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

PERMA-PIPE, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

THERMAL CARE, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

TDC FILTER MANUFACTURING, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

MIDWESCO MECHANICAL AND ENERGY, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

FREEZONE HOLDINGS LIMITED LIABILITY COMPANY

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Manager

PERMA-PIPE CANADA, INC.

By:	/s/ Michael D. Bennett
Name:	Michael D. Bennett
Title:	Vice President

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Brian Conole
Name:	Brian Conole
Title:	Senior Vice President

CHICAGO/#2067104.4

SCHEDULE I

Description of Equipment to be Released